Exhibit 4.1


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT EFFECTIVE REGISTRATION
STATEMENT  UNDER  THE  ACT  OR  APPLICABLE  STATE  SECURITIES  LAWS.


                              Bluegate Corporation
                         10% Convertible Promissory Note


DATED:                                                           August __, 2005

PRINCIPAL AMOUNT (US$):     $ _________


FOR VALUE RECEIVED, Bluegate Corporation, a Nevada corporation (the "Company"), hereby promises to pay to ________________________, residing at ______________________________ or registered assigns (the "Payee" or "Holder")
upon due presentation and surrender of this promissory note (the "Note") on the Repayment Date (as hereinafter defined) the principal amount of _________________________________ ($___________), and accrued interest thereon as  hereinafter  provided.

1.   PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

     1.1  Payment.  Payment  of  the  principal  and  accrued  interest  on this
          -------
     Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed for the actual number of days elapsed on the basis of a year consisting of 365 days) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum (the "Stated Interest Rate"). The Interest will accrue and be added to the then outstanding principal amount of the Notes, daily. The principal shall be due and payable on the Repayment Date, which payment shall be made only upon presentation and surrender of this Note to the Company at its address set forth herein. The Company will pay or cause to be paid all principal and interest becoming due hereon by check sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company.


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     1.2  Repayment  Date.
          ---------------

          (a) For purposes hereof, unless sooner repaid by the Company, the "Repayment Date" shall mean the earlier of the following dates:
               (i) the date which is within five (5) days of receipt of funds by the Company of any offering, raising gross proceeds to the Company of at least $1,000,000 or (ii) the date which is one hundred and eighty (180) days after the above-stated issuance date of this Note (the "Initial Six Month Term").

          (b) The Company may, by written notice to the Holder within ten (10) days prior to the end of the Initial Six-Month Term and the delivery to the Holder of the Notes a number of warrants equal to 50% of the number of shares underlying the Note (as provided in Section 2.1), extend the Repayment Date for an additional ninety
               (90) days (the "First Extension Period"); provided, however, that the Company may, by written notice to the Holder within ten (10) days prior to the end of the First Extension Period and the delivery to the Holder of the Note an additional number of warrants equal to 50% of the number of shares underlying the Note (as provided in Section 2.1), extend the Repayment Date for a second ninety (90) day period (the "Second Extension Period"), in which case all principal and any accrued and unpaid interest thereon shall be due and payable on the last day of the Second Extension Period.


2.   CONVERSION  AT  THE  ELECTION  OF  THE  HOLDER.

     2.1 This Note may be converted at the option of the Holder at any time, including without limitation, after Holder receives notice from the Company of its intent to prepay this Note. Conversion by the Holder shall require written notice to the Company duly executed and delivered by the Holder, together with the original of this Note. Upon delivery of such conversion notice to the Company, the Company shall convert the unpaid principal balance of this Note and all interest accrued thereon into such number of shares of Common Stock of the Company, equal to the unpaid principal plus accrued interest thereon divided by $0.75 per share (subject to adjustment, as provided in Section 8.6, the "Conversion Price").

     2.2 Upon issuance of the Note, the Company will deliver to the Holder warrants equal to 100% of the number of shares of Common Stock of the Company, equal to the unpaid principal plus accrued interest thereon divided by $0.75 per share (subject to adjustment, as provided in Section 8.6), within five (5) business days of receipt of conversion notice.

3.   RANKING OF NOTE.

     3.1  Senior  to  all  Debt.  The Company, for itself, its successors and
          ---------------------
     assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that the payment of the principal of and interest on this Note is senior to all other


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     Indebtedness  except  for up to $150,000 in principal amount of senior debt secured by accounts receivable issued by the Company. The Company covenants and agrees that it will not incur any additional pari passu debt unless the Notes have been converted.

     3.2  Indebtedness.  "Indebtedness"  means:
          ------------

          (a) any liability of the Company (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, (iii) for the payment of rent or other amounts relating to capitalized lease obligations, or (iv) trade accounts payable and trade credit;

          (b) any liability of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; and

          (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (a) and (b) except that Indebtedness.


4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Holder that the Company:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, the failure of which would not have a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of the Company; and

          (c) has adequate authority, power and legal right to enter into, execute and deliver the Note. On execution and delivery, the Note will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.


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5.   EVENTS OF DEFAULT.

               It  shall be an "Event of Default" with respect to this Note upon the occurrence and continuation uncured of any of the following events:

     5.1   Default in Payment, Etc.
           ------------------------

          (a) A default in the payment of any interest or principal payments on this Note that continues uncured for fifteen (15) days after due date and notice is received from Holder; or

          (b) default in the performance, or breach, of any other covenant of the Company in this Note and continuance of such default or breach uncured for a period of three (3) days after receipt of notice as to such breach or after the Company knew or should have known of such breach.

     5.2     Bankruptcy.  The  entry  of  a  decree  or  order by a court having
             ----------
     jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Company of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

6.   REMEDIES UPON DEFAULT.

     6.1     Acceleration.  Upon  an Event of Default and at any time during the
             ------------
     continuation thereof, the Holder, by notice in writing given to the Company, may declare the entire principal and any accrued interest of this Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

     6.2     Proceedings  and  Actions.  During the continuation of any Event of
             -------------------------
     Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney's fees and expenses.

7.   RESTRICTIONS ON TRANSFER.

               The Holder acknowledges that he has been advised by the Company that this Note have not been registered under the Act, that they are being issued on the basis of the statutory exemption provided by section 4(2) of the Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the Holder in the Subscription Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register them, or (ii) the Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any time in the future, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of the Note and each transferee thereof further agrees that if any distribution of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

8.   MISCELLANEOUS.

     8.1. No  Recourse.  No  recourse  whatsoever,  either  directly  or through
          ------------
          the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the principal of, or interest on, this Note or for any claim based thereon or otherwise in connection with this Note, this Note being a corporate obligation only.

     8.2. Notices.  All  communications  provided  hereunder  shall  be  in
          --------
          writing and, if to the Company, delivered, mailed by registered or certified mail, or shipped for overnight delivery by a nationally recognized overnight delivery service addressed to Bluegate Corporation, 701 North Post Oak Road, Suite 630, Houston, Texas, 77024 or, if to the Holder, at________________________________________.

     8.3. Lost,  Stolen  or  Mutilated  Note.  In  case  this  Note  shall  be
          ----------------------------------
          mutilated, lost, stolen destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

     8.4. Waiver  of  Presentment.  Except  as  provided  herein,  the  Company
          -----------------------
          hereby waives presentment, diligence in the collection or protection, protest, notice of protest and default, and notice of dishonor. No delay by Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     8.5. Note  Holder  not deemed a Stockholder.  Nothing contained in this
          ---------------------------------------
          Note or in any of the Notes which may be issued from time to time in substitution for this Note shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for any purpose, or any other rights whatsoever, as a stockholder of the Company.

     8.6. Interest;  Fractional  Shares.  The  Company  shall  pay  all interest
          -----------------------------
          on this Note or the portion thereof surrendered for conversion accrued to the date upon which the conversion shall have been effected, to the extent such interest is not to be converted. In case this Note is not converted, the Company shall pay to the holder the remaining principal balance of this Note at the Repayment Date, together with interest thereon in accordance with the terms of this Note. No fractional share shall be issued upon conversion of this Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the Conversion Price shall be paid in cash to the holder of this Note.

     8.7. Anti-dilution  Adjustments.
          --------------------------

               (a)  Stock  Dividends  and  Stock  Splits. The number and kind of
                    ------------------------------------
                    securities purchasable upon the conversion of this Note and the conversion price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares received upon conversion of this Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or have been entitled to receive had such Note been converted in advance thereof. Upon each such adjustment of the kind and number of shares or other securities of the Company which are received hereunder, the Holder shall thereafter be entitled to receive the number of shares or other securities resulting from such adjustment at a conversion price per share or other security obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares convertible pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b)  Subsequent  Equity  Sales.  If  the  Company  or  any of its
                    -------------------------
                    subsidiaries  thereof, as applicable, at any time while this
                    Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock ("Common Stock Equivalents"), at an
                                               ------------------------
                    effective price per share less than the then Conversion Price ("Dilutive Issuance"), as adjusted hereunder (if the
                             ------------------
                    holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be reduced by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance, the number of shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment and the number of shares of Common Stock issuable hereunder shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable conversion Price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices shall be made, paid or issued under this sub-section in respect of an issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

               (c)  Pro  Rata  Distributions.  If the Company, at any time while
                    ------------------------
                    Notes are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price determined as of the record date mentioned above, and of which the numerator shall be such closing bid price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (d)  Reorganization,  Reclassification,  Merger, Consolidation or
                    ------------------------------------------------------------
                    Disposition  of Assets. In case the Company shall reorganize
                    ----------------------
                    its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition  to  or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received
                                            --------------
                    by  or  distributed  to  the  holders of Common Stock of the
                    Company, then the Holder shall have the right thereafter to receive upon conversion of this Note, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     8.8. Reservation  of  Shares,  etc.  The  Company  shall  at all times keep
          ----------------------------
          reserved out of its authorized and unissued shares and/or shares held in its treasury a number of shares of Common Stock sufficient to provide for the conversion of all outstanding Notes, including this Note.

     8.9. Amendments.  This  Note  may  be  amended only by a written instrument
          -----------
          executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future holders shall be bound thereby.

    8.10. Governing  Law.  This Note shall be construed in accordance  with  and
          --------------
          governed by the laws of the State of Nevada, without giving effect to conflict of laws principles.

     DATED  the  date  first  written  above.


                                        BLUEGATE CORPORATION



                                        By:
                                           -------------------------------
                                           Manfred Sternberg,
                                           President and CEO
(SEAL)

Attest:



-------------------------

                         ,  Secretary
-------------------------